Exhibit 10.16

SIXTH AMENDMENT TO AMENDED, RESTATED, AND CONSOLIDATED LICENSE AGREEMENT

This Sixth Amendment (the “Sixth Amendment”) to the Amended, Restated and Consolidated License Agreement dated June 27, 2012 between The University of North Carolina at Chapel Hill (University) and LNHC, Inc. as successor-in-interest to Novan, Inc. (Licensee), as amended by the First Amendment to the Amended, Restated and Consolidated License Agreement dated November 30, 2012, and amended by the Second Amendment to the Amended, Restated and Consolidated License Agreement dated April 12, 2016, and amended by the Third Amendment to the Amended, Restated and Consolidated License Agreement dated November 1, 2018, and amended by the Fourth Amendment to the Amended, Restated and Consolidated License Agreement dated November 26, 2018 and amended by the Fifth Amendment to the Amended, Restated and Consolidated License Agreement dated November 9, 2021 (hereinafter referred to collectively as the “Agreement”) is entered into as of July 26, 2024 (the “Sixth Amendment Effective Date”).

WHEREAS, the parties now wish to amend the Agreement to extend the date of the commercial sale milestone in Appendix D in consideration for a milestone extension fee(s); and

WHEREAS, the parties acknowledge that Licensee’s obligations under section 3.5 of the Agreement with respect to U.S. Patent Numbers 8,282,967 and 8,956,658, end on May 30, 2026;

WHEREAS, the parties agree to be bound by the terms and conditions of the Agreement, as amended;

NOW THEREFORE, the parties agree as follows:

1. In consideration for this Sixth Amendment, Licensee shall pay University the following milestone extension fee(s):

●	$150,000 for extension of the first commercial sale milestone in Appendix D to December 31, 2024 (due within 15 days of the Sixth Amendment Effective Date).

●	$150,000 for further extension of the first commercial sale milestone in Appendix D to March 31, 2025 (due January 15, 2025 if first commercial sale of a Licensed Product does not occur by December 31, 2024, as described above).

2. Appendix D is deleted in the entirety and replaced with the attached Appendix D.

3. Capitalized terms used herein have the same meaning as was given them in the Agreement.

4. Facsimile signatures and signatures transmitted via pdf shall be treated as original signatures.

5. Other than as amended herein, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Sixth Amendment to the Agreement, as indicated below.

THE UNIVERSITY OF NORTH CAROLINA AT CHAPEL HILL		LNHC, INC.

(SEAL)	/s/ Jacqueline Quay	(SEAL)	/s/ Andrew Reardon
Jacqueline Quay
Director of Licensing and Innovation		NAME:	Andrew Reardon
Support, OTC
		TITLE:	Chief Legal Officer

DATE:	July 29, 2024	DATE:	July 26, 2024

APPENDIX D

MILESTONES

1.       Submission by LICENSEE, any AFFILIATE, or any SUBLICENSEE of the first IND application (or foreign equivalent thereof) with respect to a LICENSED PRODUCT by August 13, 2013. [COMPLETED]

2.       Initial administration of a LICENSED PRODUCT to a subject in a PHASE II CLINICAL TRIAL by August 31, 2016. [COMPLETED]

3.       Submission of an NDA or BLA (or foreign equivalent of either of the foregoing) by LICENSEE, any AFFILIATE, or any SUBLICENSEE concerning a LICENSED PRODUCT by August 31, 2023. [COMPLETED]

4.       First commercial sale of LICENSED PRODUCT by LICENSEE, any AFFILIATE, or any SUBLICENSEE by December 31, 2024, which may be extended to March 31, 2025 upon payment of an additional milestone fee as described in the Sixth Amendment).

Notwithstanding anything to the contrary in this Agreement, these milestones shall be deemed to be satisfied upon the first such achievement thereof with respect to any LICENSED PRODUCT. Such milestones may be satisfied by the achievement thereof by the same or different LICENCED PRODUCTS.